Exhibit 3.4

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TRANS UNION LLC

MAY 5, 2003

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TRANS UNION LLC

6.13	Compensation	7
ARTICLE VII		7
7.1	Actions Requiring Member Approval	7
7.2	Annual Meeting	8
7.3	Special Meetings	8
7.4	Notice	8
7.5	Quorum and Action	8
7.6	Proxies	9
7.7	Vote of Members by Written Consent	9
7.8	Participation in Meetings by Conference Telephone	9
ARTICLE VIII		9
8.1	Number	9
8.2	Election	9
8.3	Compensation	9
8.4	Term	9
8.5	Duties of the Officers	10
ARTICLE IX		11
9.1	Indemnification	11
9.2	Limitation of Liability	12
ARTICLE X		12
10.1	Transfer of Units	12
10.2	Admission of New Members; Issuance of Additional Units	12
ARTICLE XI		12
11.1	Dissolution	12
11.2	Accounting	13
11.3	Winding-Up	13
11.4	Liquidating Distributions	13
ARTICLE XII		13
12.1	Amendment	13
12.2	Further Assurances	13
12.3	Waiver of Notice	14
12.4	Governing Law	14
12.5	Captions	14
12.6	Pronouns	14
12.7	Successors and Assigns	14
12.8	Severability	14
12.9	Entire Agreement	14

ii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TRANS UNION LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT dated as of May 5, 2003, among Marmon Holdings, Inc., a Delaware corporation (“MHI”), as the sole Member, and any other Persons who may be admitted as members of Trans Union LLC (the “Company”) and become signatories hereto (the “Members”).

W I T N E S S E T H:

WHEREAS, Marmon Industrial Corporation, a Delaware Corporation (“MIC”), entered into a certain Limited Liability Agreement dated as of December 3, 1998 (the “Existing LLC Agreement”), pursuant to which the Company is owned and operated;

WHEREAS, on June 30, 2002 the entire membership interest in the Company was transferred to MHI; and

WHEREAS, MHI desires to amend and restate the Existing LLC Agreement in its entirety and to continue the Company for the purposes and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Members agree as follows:

ARTICLE I

DEFINED TERMS; EXHIBITS, SCHEDULES, ETC.

1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

“Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

“Agreement” means this Limited Liability Company Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

“Capital Contribution” means, with respect to each Member, the amount of money or property contributed to the Company by such Member from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, or any replacement or successor law thereto.

“Entity” means any corporation, general partnership, limited partnership, limited liability company, joint venture, trust, business trust, cooperative, association or other entity.

“Fiscal Year” means the twelve month period ending on December 31 of each year or such other fiscal year as the Management Committee may select in its discretion from time to time in accordance with the Code and the Regulations.

“Formation Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware, as the same may be amended or restated from time to time.

“Management Committee” means the Company’s management committee described in Section 6.1 hereof.

“Manager(s)” means the Persons selected to serve on the Management Committee, who shall be the Managers of the Company as defined in Section 18-101 of the Act.

“Members” initially means MHI and thereafter shall include Persons who are admitted to the Company as provided herein and who become signatories hereto. Exhibit A shall be amended to reflect the admission of any new Members.

“Membership Percentage” means, with respect to each Member, such Member’s percentage ownership interest in the Company based upon the number of Units owned by such Member in relation to the total number of Units issued and outstanding. The number of Units owned by each Member and each Member’s Membership Percentage shall be set forth on Exhibit A attached hereto, as the same may be amended from time to time to reflect the admission of new Members, the withdrawal of Members and the issuance of additional Units.

“Officer” has the meaning set forth in Article VIII hereof.

“Person” means any natural person or Entity.

“Regulation” or Regulations” means the proposed, temporary and final regulations promulgated by the Treasury Department pursuant to the Code, as amended from time to time.

“Transfer” means assign, sell, pledge, encumber, give or otherwise transfer, dispose of or alienate, or grant an option or contractual agreement to do any of the foregoing, but shall not include any transfer to a legal representative or successor trustee.

“Unit” means a unit of membership interest in the Company, which shall entitle the Member to (i) an interest in the profits, losses, distributions, and net proceeds of liquidation of the Company, as set forth herein; (ii) any right to vote as set forth herein or as required under the Act; and (iii) any right to participate in the management of the Company as set forth herein or as required under the Act. A Unit is personal property and a Member shall have no interest in the specific assets or property of the Company.

1.2 Other Defined Terms. Capitalized terms not defined in Section 1.1 shall have the meanings set forth in the other sections of this Agreement.

1.3 References. References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement, and references to an

“Article” or a “Section” are, unless otherwise specified, to one of the articles or sections of this Agreement. Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by such reference.

ARTICLE II

ORGANIZATION

2.1 Organization of Company. Upon the filing of the Formation Certificate with the Secretary of State of the State of Delaware, the Company was formed as a limited liability company. Except as provided herein or in the Formation Certificate, the rights and obligations of the Members are as provided under the Act.

2.2 Name. The name of the Company is Trans Union LLC.

2.3 Purpose. The purpose of the Company is to engage in any lawful business or activity permitted by the Act.

2.4 Principal Office. The location of the Company’s principal office is 225 West Washington Street, Chicago, Illinois 60606, or such other place as the Management Committee may determine from time to time.

2.5 Registered Agent and Registered Office. The registered agent for service of process and the registered office of the Company in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other registered agent and registered office as the Management Committee may determine from time to time.

2.6 Certificates.

(a) Description. Each Member’s Units may, in the discretion of the Management Committee, be represented by a certificate or certificates in form agreed upon by the Management Committee (a “Certificate”) signed by, or in the name of the Company by, the President or a Vice President and countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, certifying the number of Units owned by the Member in the Company.

(b) Facsimile of Signature. The signature of any Officer on a Certificate may be a facsimile. In case any Officer or Officers who have signed, or whose facsimile signature or signatures have been used on any such Certificate or Certificates, shall cease to be such Officer or Officers of the Company, whether because of death, resignation or otherwise, before such Certificate or Certificates have been issued, such Certificate or Certificates may nevertheless be adopted by the Company and be issued and delivered as though the Person or Persons who signed such Certificate or Certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such Officer or Officers of the Company.

(c) Transfer of Certificates. Certificates shall be assignable and transferable on the books of the Company only by the Person in whose name it appears on said books, or such

Person’s legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former Certificate must be surrendered up and cancelled before a new Certificate is issued; however, in the event of loss, mutilation or destruction of a Certificate, a duplicate Certificate may be issued upon such terms as the Management Committee shall prescribe. Upon surrender to the Company or the transfer agent of the Company of a Certificate duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new Certificate to the Person entitled thereto, cancel the old Certificate and record the transaction upon its books, subject, however, to any restrictions or limitations on the transfer thereof which may be set forth in the Formation Certificate or referred to in the Certificate so surrendered or which may be imposed by law or by any agreement to which the holder thereof is subject, including this Agreement.

(d) Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of a Certificate to receive distributions, and to vote or take other action as such owner, and to hold liable for calls and assessments a Person registered on its books as the owner of a Certificate, and shall not be bound to recognize any equitable or other claim to or interest in such Certificate on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

ARTICLE III

CAPITAL CONTRIBUTIONS; ETC.

3.1 Initial Capital Contributions. The Member has been issued 1,000 Units in exchange for an initial capital contribution of $1,000.00.

3.2 Withdrawal; Return of Capital; Interest. Except as specifically provided herein, no Member shall be entitled to any distributions from the Company or to withdraw any part of such Member’s Capital Contribution prior to the Company’s dissolution and liquidation or, when such withdrawal of capital is permitted, to demand distribution of property other than money. No Member shall be entitled to interest on its Capital Contribution.

3.3 Waiver of Appraisal Rights. Each of the Members hereby agrees that no Member shall have any appraisal rights pursuant to Section 18-210 of the Act or otherwise.

3.4 Obligation to Make Additional Capital Contributions. No Member shall be obligated to make any additional Capital Contributions to the Company.

ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS

4.1 Distributions. Subject to Section 18-607 of the Act, the timing and amount of distributions shall be determined by the Management Committee. Any distributions shall be made pro rata among the Members in accordance with their Membership Percentages.

4.2 Allocations. The profits and losses of the Company shall be allocated pro rata among the Members in accordance with their Membership Percentages.

ARTICLE V

ACCOUNTING AND ADMINISTRATIVE MATTERS

5.1 Books and Records. The Company shall maintain true, complete and correct books of account of the Company, all in accordance with generally accepted accounting principles applied on a consistent basis. The books of account shall contain particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased by the Company, and all of such other transactions, matters and things relating to the business of the Company as are usually entered in books of accounts kept by Persons engaged in a business of a like kind and character. In addition, the Company shall keep all records required to be kept pursuant to the Act. A Member shall, upon prior written notice and during normal business hours, have access to the information described in Sections 18-305(a)(1) through (6) of the Act, for the purpose of inspecting or, at the expense of such Member, copying the same.

5.2 Tax Reporting. The Company shall prepare, or cause to be prepared, and shall furnish to each Person who was a Member during a Fiscal Year, as soon as practicable after the close of such Fiscal Year, a Schedule Kl or such other form, if any, as shall be necessary to advise all Members relative to their investment in the Company for federal, state, local, provincial, territorial and foreign income tax reporting purposes.

5.3 Tax Matters Partner. MHI is hereby designated as the “Tax Matters Partner,” as such term is defined in Section 6231(a)(7) of the Code.

5.4 Tax Elections. All elections required or permitted to be made by the Company under any applicable tax laws shall be made by the Management Committee.

5.5 Reimbursement. The Company shall reimburse the Managers and Officers for reasonable out-of-pocket costs incurred in connection with, or allocable to, the performance of their duties under this Agreement.

ARTICLE VI

MANAGERS

6.1 Number. The minimum number of Managers which shall constitute the Management Committee shall be one. The number of Managers to constitute the Management Committee shall be decided and the Managers shall be elected at the annual or any special meeting of the Members (except as provided in Section 6.2), and each Manager elected shall hold office until such Manager’s successor is elected and qualified, or until such Manager’s earlier death, resignation or removal. Managers need not be Members.

6.2 Resignation, Removal and Vacancies. Any Manager may resign at any time by giving notice in writing or by electronic transmission to the Company. Any Manager or the entire Management Committee may be removed, with or without cause, by the affirmative vote of Members owning a majority of the Membership Percentages. Vacancies and newly created Manager positions resulting from any increase in the authorized number of Managers may be filled by a majority of the Managers then in office, though less than a quorum, or by a sole remaining Manager, and each Manager so chosen shall hold office until such Manager’s successor is elected and qualified, or until such Manager’s earlier death, resignation or removal.

6.3 Duties of Managers. The business of the Company shall be managed by or under the direction of the Managers, who shall exercise their authority as a committee (the “Management Committee”). The Management Committee may exercise all such powers of the Company and do all such lawful acts and things as are not by the Act or this Agreement directed or required to be exercised or done by the Members.

6.4 Meetings. The Management Committee may hold meetings, both regular and special, either within or without the State of Delaware.

6.5 Annual and Regular Meetings. An annual meeting of the Management Committee shall be held immediately following the annual meeting of the Members. In the event such meeting is not held immediately following the annual meeting of the Members, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Management Committee, or as shall be specified in a written waiver signed by all of the Managers. Other regular meetings of the Management Committee shall be held at such times and places as shall be determined by the Board.

6.6 Special Meetings. Special meetings of the Management Committee may be called by the President with notice to each of the Managers as provided in Section 6.7; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Managers.

6.7 Notice. Regular meetings of the Management Committee may be held without notice at such time and at such place as shall from time to time be determined by the Management Committee. Subject to Section 12.3, written notice specifying the date, time and place of any meeting other than a regular meeting shall be given in writing to each Manager in person or by courier, first class mail, telegram, facsimile transmission or electronic mail at such Manager’s last known address or at the facsimile number or electronic mail address provided by such Manager to the Company, not less than twenty-four (24) hours prior to the date and time designated therein for such meeting. Notice shall be deemed given when delivered in person or by courier, when transmitted by telegram, facsimile or electronic mail or two (2) days after being sent by first class mail.

6.8 Quorum and Action. At all meetings of the Management Committee, a majority of the Managers shall constitute a quorum for the transaction of business and the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Management Committee, except as may be otherwise specifically provided by the Act. If a quorum shall not be present at any meeting of the Management Committee, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

6.9 Voting. At all meetings of the Management Committee, each Manager is to have one vote.

6.10 Participation in Meetings by Conference Telephone. Members of the Management Committee, or any committee thereof, may participate in and act at any meeting of the Management Committee, or any committee thereof, by means of conference telephone or other communications equipment by means of which all Managers participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

6.11 Unanimous Consent. Any action required or permitted to be taken at any meeting of the Management Committee, or any committee thereof, may be taken without a meeting, if all of the Managers consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Management Committee or any committee thereof.

6.12 Committees. The Management Committee may designate one or more committees, each committee to consist of one or more of the Managers, which, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Management Committee in the management of the business and affairs of the Company, including the power and authority to make distributions. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Management Committee. Each committee shall keep regular minutes of its meetings and report the same to the Management Committee when required.

6.13 Compensation. The Management Committee shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at each meeting of the Management Committee and may be paid a fixed sum for attendance at each meeting of the Management Committee or a stated fee as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees of the Management Committee may be allowed like compensation for attending committee meetings.

ARTICLE VII

MEMBERS

7.1 Actions Requiring Member Approval. The following actions shall require the affirmative approval of Members owning a majority of the Membership Percentages:

(i) the sale, exchange, lease or other disposition of all or substantially all of the property of the Company;

(ii) taking any action for the (A) commencement of a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the entry of any order for relief in an involuntary case under any such law, (C) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of the property thereof, (D) making by the Company of a general assignment for the benefit of creditors, or (E) making of any other arrangement or composition with creditors generally to modify the terms of payment of, or otherwise restructure, their obligations;

(iii) admitting new or substituted Members pursuant to Article X;

(iv) any merger of the Company with any other Entity; and

(v) except as otherwise provided in Section 11.1, dissolving or liquidating the Company.

7.2 Annual Meeting. An annual meeting of Members shall be held on the first Monday in May or, if a legal holiday, then on the next business day following, at 10:00 a.m. Such meeting shall be held within or without the State of Delaware, as determined by the Management Committee, at which meeting the Members shall elect the Managers by a plurality vote based upon their respective Membership Percentages, and transact such other business as may properly be brought before the meeting. If the election of Managers shall not be held on the day designated herein for any annual meeting, or any adjournment thereof, the Management Committee shall cause the election to be held at a meeting of the Members as soon thereafter as may be convenient.

7.3 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by the Act, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Management Committee or at the request in writing of Members owning a majority of the Membership Percentages. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Members shall be limited to the purposes stated in the notice. Special meetings of the Members may be held within or without the State of Delaware as determined by the Management Committee.

7.4 Notice. Subject to Section 12.3, written notice of an annual or special meeting shall be given to each Member entitled to vote thereat, not less than 10 nor more than 60 days before the date of meeting. In the case of a special meeting the purpose or purposes for which the meeting is called must be stated in the notice. Notice may be given in person, by courier, by first class United States mail, postage prepaid, by prepaid telegram, by facsimile transmission or by electronic mail, addressed to each Member at such Member’s address as it appears on the records of the Company, or at the facsimile number or electronic mail address provided by such Member to the Company. Notice shall be deemed to have been given when delivered in person or by courier, when deposited in the United States mail, or when transmitted by telegram, facsimile transmission or electronic mail.

7.5 Quorum and Action. The holders of a majority of the Membership Percentages, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business except as otherwise provided by the Act. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, at which time any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the Membership Percentages present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Act or this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question.

7.6 Proxies. Any Member may authorize, by an instrument in writing, another Person or Persons to act as proxy for such Member in any or all matters, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

7.7 Vote of Members by Written Consent. Any action required or permitted to be taken in at any annual or special meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members owning not less than the minimum number of Membership Percentages that would be necessary to authorize or take such action at a meeting at which all Members were present and voted. The written consent shall be filed with the minutes of the proceedings of the Members.

7.8 Participation in Meetings by Conference Telephone. Members may participate in and act at any meeting of the Members by means of a conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE VIII

OFFICERS

8.1 Number. The Company may have officers (the “Officers”), who shall be elected by the Management Committee and may be a President, a Vice President, a Secretary and a Treasurer, Chief Financial Officer or Controller. The Management Committee may also elect a Chairman of the Management Committee, more than one Vice President, and one or more Assistant Secretaries and Assistant Treasurers. The Management Committee may elect or appoint such other Officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Management Committee. Any number of offices may be held by the same Person.

8.2 Election. The Management Committee shall elect officers annually at its first meeting after each annual meeting of Members. New officers may be created and filled and any vacancy occurring in any office may be filed at any meeting of the Management Committee.

8.3 Compensation. The Management Committee may, in its own discretion, fix the salaries of all Officers and agents of the Company, in their capacity as such.

8.4 Term. Each of the Officers of the Company shall hold office until such Officer’s successor is elected or until such Officer’s earlier death, resignation or removal. Any Officer elected by the Management Committee may be removed at any time by the affirmative vote of a majority of the Management Committee and may resign at any time upon written notice to the Management Committee. Any vacancy occurring in any office of the Company shall be filled by the Management Committee.

8.5 Duties of the Officers. The duties and powers of the Officers shall be as follows:

Chairman of the Management Committee

The Chairman of the Management Committee, if there is one, shall preside at all regular and special meetings of the Members and the Management Committee, and shall perform such other duties as shall from time to time be assigned by the Management Committee.

President

The President shall be the chief executive officer of the Company and shall be responsible for the administration and operation of all of the business and affairs of the Company. The President shall cause to be called regular and special meetings of the Members and the Management Committee in accordance with this Agreement and, in the absence of a Chairman, shall preside at all such meetings. The President shall have the power to sign and deliver on behalf of the Company all documents and agreements. The President shall perform such other duties and have such other powers as the Management Committee may from time to time prescribe.

Vice President

The Vice President or, if there shall be more than one, the Vice Presidents in the order set forth below, shall, in the absence or disability of the President, perform the duties and exercise all the powers of the President, and be subject to all the restrictions upon the President. Unless otherwise specified by the Management Committee, the order of seniority of the Vice Presidents shall be as follows: Executive Vice President, Senior Vice Presidents (in order of election) and Vice Presidents (in order of election). The Vice Presidents shall perform such other duties and have such other powers as the Management Committee may from time to time prescribe.

Secretary

The Secretary shall attend all meetings of the Management Committee and all meetings of the Members and record the proceedings of all such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees of the Management Committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Management Committee, and shall perform such other duties as the Management Committee or the President may from time to time prescribe.

Assistant Secretary

The Assistant Secretary, if there shall be one, or if there be more than one, the Assistant Secretaries in the order determined by the Management Committee (or, if there be no such determination, then in the order of their election), shall, in the absence or disability of the

Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Management Committee may from time to time prescribe.

Treasurer

The Treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Management Committee.

The Treasurer shall disburse the funds of the Company as may be ordered by the Management Committee, taking proper vouchers for such disbursements, and shall render to the President and the Management Committee at its regular meetings, or when the Management Committee so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Company.

If required by the Management Committee, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Management Committee for the faithful performance of the duties of the office of Treasurer and for the restoration to the Management Committee, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money or other property of whatever kind in the possession or under the control of the Treasurer belonging to the Company.

In the event there are no Vice Presidents of the Company, the Treasurer shall, in the absence of the Chairman of the Management Committee and the President, or in the event of their inability to act, perform the duties of the Chairman of the Management Committee and the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Management Committee and the President.

In the event the Company has no Treasurer, the duties of the Treasurer shall be performed by the Chief Financial Officer or the Controller of the Company, as directed by the President.

Assistant Treasurer

The Assistant Treasurer, if there shall be one, or if there shall be more than one, the Assistant Treasurers in the order determined by the Management Committee (or, if there shall be no such determination, then in the order of their election), shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Management Committee may from time to time prescribe.

ARTICLE IX

INDEMNIFICATION AND LIMITATION ON LIABILITY

9.1 Indemnification. The Company shall indemnify its Managers and Officers and shall advance expenses incurred by such Managers and Officers to the fullest extent that would be permitted under Section 145 of the Delaware General Corporation Law, as the same may be amended from time to time, if the Company were a Delaware corporation.

9.2 Limitation of Liability. No Manager shall have any liability to the Company or any Member for monetary damages for breach of fiduciary duty as a Manager other than (a) for any breach of such Manager’s duty of loyalty to the Company or its Members; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) for any transactions from which such Manager derived an improper personal benefit.

ARTICLE X

TRANSFER OF UNITS; ADMISSION OF NEW MEMBERS;

ISSUANCE OF ADDITIONAL UNITS

10.1 Transfer of Units. No Member may Transfer its Units without the approval of Members owning a majority of the Membership Percentages. Any Person, not then a Member, to whom a Unit shall be Transferred in accordance with the provisions of this Article X shall agree in writing to be subject to the terms hereof and shall become a substituted Member hereunder. All reasonable costs and expenses incurred by the Company in connection with any Transfer, and, if applicable, the admission of a Person as a substituted Member, shall be paid by the transferor. If any Unit is Transferred other than in accordance with the provisions hereof and the transferee is not admitted as a substituted Member, such transferee shall be deemed a mere assignee of profits only without any right, power or authority of a Member hereunder and shall bear losses in the same manner as its predecessor in interest; the transferor of such Unit shall thereafter be considered to have no further rights or interest in the Company with respect to the Unit Transferred, but shall nonetheless be subject to its obligations under this Agreement with respect thereto. Upon admission of a transferee as a substituted Member, the transferor shall withdraw from the Company, and be relieved of any corresponding obligations, to the extent of its Transferred Units.

10.2 Admission of New Members; Issuance of Additional Units. Any Person may be admitted as a Member of the Company or issued additional Units upon the approval of Members owning a majority of the Membership Percentages and, with respect to the admission of a new Member, upon agreeing in writing to be subject to the terms hereof. The terms upon which additional Units shall be issued shall be determined by the Management Committee, subject to the approval of Members owning a majority of the Membership Percentages.

ARTICLE XI

DISSOLUTION AND TERMINATION

11.1 Dissolution. The Company shall continue in perpetuity until dissolved upon the first to occur of the following:

(a) the vote of the Members owning a majority of the Membership Percentages to dissolve the Company; or

(b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member shall not cause a dissolution of the Company.

11.2 Accounting. Upon the dissolution of the Company, a proper accounting shall be made of the assets and liabilities of the Company. The Management Committee shall cause financial statements presenting such accounting to be prepared and certified.

11.3 Winding-Up.

(a) Upon the dissolution of the Company, the affairs of the Company shall be wound up and terminated and the Members shall continue to share distributions and other items of the Company during the winding-up period in accordance with the provisions of Article IV hereof. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Management Committee.

(b) Upon the completion of the winding up of the Company and the distribution of all Company assets, the Company shall terminate and the Managers shall have the authority to execute and record any and all other documents required to effectuate the termination of the Company.

11.4 Liquidating Distributions. In the event of the dissolution of the Company for any reason, the assets of the Company shall be liquidated for distribution in the following rank and order:

(a) first, to the payment and discharge of all the debts and liabilities in the order of priority as provided by Section 18-804 of the Act;

(b) second, to the establishment of any necessary reserves to provide for contingent liabilities, if any; and

(c) third, to the Members in proportion to their Membership Percentages.

ARTICLE XII

MISCELLANEOUS

12.1 Amendment. This Agreement may be modified or amended at any time by the written approval of Members owning a majority of the Membership Percentages.

12.2 Further Assurances. Each Member agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

12.3 Waiver of Notice. Whenever any notice is required to be given under the provisions of the Act or this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members, the Management Committee or a committee thereof need be specified in any written waiver of notice or any waiver of notice by electronic transmission.

12.4 Governing Law. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

12.5 Captions. All articles and section headings or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

12.6 Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.

12.7 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise herein expressly provided, their respective executors, administrators, legal representatives, successors and assigns.

12.8 Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

12.9 Entire Agreement. This Agreement, including the schedules and exhibits hereto, contains the entire understanding and agreement of the parties hereto relating to the subject matter and supersedes all prior agreements relative hereto which are not contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE MEMBERS:

MARMON HOLDINGS, INC., a Delaware corporation

By:	/s/ John D. Nichols
Name:	John D. Nichols
Title:	President

EXHIBIT A

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TRANS UNION LLC

MEMBER	NUMBER OF UNITS	MEMBERSHIP PERCENTAGE
Marmon Holdings, Inc.	1,000	100.00%